UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6710 Clayton Road
Richmond Heights, MO	63117
(Address of principal executive offices)	(Zip Code)
314-633-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Master Confirmation Agreement and Supplemental Confirmation
Credit Agreement
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 27, 2007, Panera Bread Company (the “Company”) entered into an agreement to purchase shares of its Class A Common Stock from Goldman Sachs & Co. (“Goldman Sachs”) for an aggregate purchase price of up to $75 million pursuant to an accelerated share repurchase (“ASR”) program. Repurchased shares will be retired immediately and will resume the status of authorized but unissued shares. The Company is acquiring these shares as part of a $75 million share repurchase program approved by the Company’s Board of Directors on November 20, 2007.
     The number of shares to be repurchased under the ASR program will be based generally on the volume-weighted average price of the Company’s Class A Common Stock during the term of the agreement. Purchases under the ASR agreement are subject to collar provisions that will establish minimum and maximum numbers of shares based on the volume-weighted average share price over an initial hedge period and a maximum share purchase price. The minimum and maximum numbers of shares that the Company will repurchase pursuant to the ASR agreement will not be known until conclusion of the hedge period, which is expected to occur during December 2007. If the price of the Company’s Class A Common Stock during part or all of the hedge period exceeds the maximum share purchase price specified in the ASR agreement, a portion of the maximum number of shares or no shares will be repurchased under the ASR program. The Company expects all ASR program purchases, if any, to be completed by the first quarter of fiscal 2008, although the completion date may be accelerated at the option of Goldman Sachs. The actual number of shares repurchased, if any, will be determined at the completion of the ASR program.
     The ASR agreement contains the principal terms and provisions governing the ASR program including, but not limited to, the mechanism used to determine the amount of shares that will be delivered by Goldman Sachs to the Company, the required timing of delivery of the shares, the specific circumstances under which Goldman Sachs is permitted to make adjustments to the hedge period and hedge period share price calculations, the specific circumstances under which the ASR program may be terminated early and various acknowledgements, representations and warranties made by the Company and Goldman Sachs to one another, including representations related to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing guidelines. The ASR agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the ASR agreement set forth above is qualified entirely by the ASR agreement attached hereto.
     Also on November 27, 2007, the Company and certain of its direct and indirect subsidiaries, as guarantors, entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent, and Banc of America Securities LLC (“BAS”), as sole lead arranger and sole book manager. The Credit Agreement provides for a $75 million secured facility under which the Company may select interest rates equal to (1) LIBOR or (2) the Base Rate (which is defined as the higher of the Bank of America prime rate and the Federal funds rate plus 0.50%). The Credit Agreement allows the Company on a one-time basis prior to February 29, 2008 to request that the credit facility be increased to up to $250 million or such greater amount as may be mutually agreed by the Company and the administrative agent. In such an event, BAS will use its best efforts to form a syndicate of acceptable lenders to increase the credit facility as requested. The Credit Agreement also allows the Company from time to time to request that the credit facility be further increased by an amount not to exceed, in the aggregate, $200 million, subject to the arrangement of additional commitments with financial institutions acceptable to the Company, Bank of America and existing lenders.
     The Credit Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and fixed charges coverage ratios. The credit facility, which is secured by the capital stock of the Company’s present and future material subsidiaries, will become due on November 27, 2012, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness or a change of control of the Company, as defined in the Credit Agreement. The credit facility will be used by the Company to fund the ASR program and for general corporate purposes. A copy of the Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Credit Agreement set forth above is qualified entirely by the Credit Agreement attached hereto.
     In the ordinary course of their business, Goldman Sachs, Bank of America and their respective affiliates have engaged, and in the future may engage, in financial advisory and/or investment banking transactions with the Company and its affiliates. They have received and will receive customary fees and commissions for these transactions.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 27, 2007, the Company entered into a credit agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.
Item 8.01. Other Events.
     On November 28, 2007, the Company issued a press release announcing the authorization of a $75 million share repurchase program, the entry into the ASR agreement and the entry into the Credit Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Master Confirmation Agreement and Supplemental Confirmation, both dated November 27, 2007, by and between Goldman, Sachs & Co. and Panera

Exhibit No.	Description
Bread Company

10.2	Credit Agreement, dated as of November 27, 2007, among Panera Bread Company, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager

99.1	Press Release, dated November 28, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
Date: December 3, 2007	By:	/s/ Jeffrey W. Kip
		Name:	Jeffrey W. Kip
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Confirmation Agreement and Supplemental Confirmation, both dated November 27, 2007, by and between Goldman, Sachs & Co. and Panera Bread Company

10.2	Credit Agreement, dated as of November 27, 2007, among Panera Bread Company, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager

99.1	Press Release, dated November 28, 2007